PAYWALL

Evolve the Way You Sell Online

April 6, 2016

To: Carter Matzinger, President
KSIX Media Holdings, Inc.
10624 S. Eastern Avenue
Suite A-910
Henderson, NV 89052
(800) 760-9689

Please issue the certificate for the 454,545 shares of the Common Stock of KSIX (hereinafter referred to as the "Conversion Shares") in connection with the Paywall Conversion Shares from April 1, 2016 in the name of Edwin F. Winfield. It is understood and agreed that the shares will be issued with a Rule 144 Restrictive Legend and subject to compliance with all applicable laws and regulations.

In support thereof, the undersigned representative of Paywall hereby executes this instruction letter on the date as set forth above.

Edwin Winfield, Secretary of Paywall, Inc.